Exhibit 10.1

FIRST AMENDMENT TO APRIL 9, 2013 AMENDED AND RESTATED EMPLOYMENT AGREEMENT
FAIRPOINT COMMUNICATIONS, INC.

WHEREAS, FairPoint Communications, Inc. (the “Company”) has heretofore entered into an Amended and Restated Employment Agreement dated April 9, 2013 (the “Agreement”) by and between Paul H. Sunu (the “Executive”) and the Company and the parties thereto desire to amend the Agreement in the manner set forth below.

NOW, THEREFORE, the undersigned parties to the Agreement agree that the Agreement shall be amended as follows, and that there is mutual, adequate and lawful consideration the receipt of which each acknowledges through execution of this First Amendment.

1.	The Term of Employment as defined in Section 2 of the Agreement shall be extended through August 31, 2017, unless terminated sooner as provided in the Agreement.

2.
Upon execution of this First Amendment by the parties hereto, a signing bonus of Five Hundred Thousand Dollars ($500,000.00) shall be promptly paid to Executive in consideration of his extended commitment to the Company.

3.	Section 4(c) of the Agreement shall be deleted in its entirety.

4.	Except as specifically provided above, all terms and conditions of the Agreement shall remain in full force and effect.

Wherefore, the parties hereto agree to this First Amendment, with the foregoing changes being effective as of August 14, 2015.

FAIRPOINT COMMUNICATIONS, INC.

/s/ Shirley J. Linn
By:    Shirley J. Linn
Title:    Executive Vice President and General     Counsel

EXECUTIVE

/s/ Paul H. Sunu
Paul H. Sunu